EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Wells Fargo Municipal Capital Strategies, LLC
Address:	30 Hudson Yards New York, New York 10001
Date of Event Requiring Statement (Month/Day/Year):	September 23, 2026
Issuer Name and Ticker or Trading Symbol:	Nuveen Quality Municipal Income Fund (NAD)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC By: /s/ Daniel Frizsell Name: Daniel Frizsell Title: Vice President Date: September 25, 2026